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                                                                       Exhibit 5

                           MORGAN, LEWIS & BOCKIUS LLP
                        5300 FIRST UNION FINANCIAL CENTER
                          200 SOUTH BISCAYNE BOULEVARD
                            MIAMI, FLORIDA 33131-2339


                                                         April 20, 2000

DBT Online, Inc.
5550 West Flamingo Road, Suite B-5
Las Vegas, Nevada 89103

Re:  DBT ONLINE, INC.-- REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for DBT Online, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the registration statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering (the "Offering") of 329,172 shares Company's Common Stock, $.10 par value (the "Common Stock"), underlying warrants granted to a shareholder of the Company, and 300,967 shares of Common Stock (collectively, the "Selling Shareholders Shares"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Amended and Restated Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Our opinion set forth below is limited to the Pennsylvania Business Corporation Law of 1988.

Based upon the foregoing, we are of the opinion that the Selling Shareholders Shares, have been validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the references to this Firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/ Morgan, Lewis & Bockius LLP